1Nuveen Churchill Direct Lending Corp. | 03 November 2026 NYSE: NCDL Nuveen Churchill Direct Lending Corp. (NCDL)  Third Quarter 2026 Earnings

Past performance is not a guarantee of future results. See endnotes for additional information. Disclosure 2Nuveen Churchill Direct Lending Corp. | This presentation is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any securities of Nuveen Churchill Direct Lending Corp. (the “Company,” “NCDL,” “we,” “us” or “our”). Any such offering can be made only at the time an offeree receives a prospectus relating to such offering and other operative documents which contain significant details with respect to risks and should be carefully read. In addition, the information in this presentation is qualified in its entirety by reference to the more detailed discussions contained in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the risk factors. Nothing in this presentation constitutes investment advice. You or your clients may lose money by investing in the Company. The Company is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Company will achieve its investment objective. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Prospective investors should also seek advice from their own independent tax, accounting, financial, investment and legal advisors to properly assess the merits and risks associated with an investment in the Company in light of their own financial condition and other circumstances. These materials and the presentations of which they are a part, and the summaries contained herein, do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Company’s public filings with the SEC. An investment in the Company is speculative and involves a high degree of risk. There can be no guarantee that the Company’s investment objective will be achieved. The Company may engage in other investment practices that may increase the risk of investment loss. An investor could lose all or substantially all of his, her or its investment. The Company may not provide periodic valuation information to investors, and there may be delays in distributing important tax information. The Company’s fees and expenses may be considered high and, as a result, such fees and expenses may offset the Company’s profits. For a summary of certain of these and other risks, please see the Company’s public filings with the SEC. There is no guarantee that any of the estimates, targets or projections illustrated in these materials and any presentation of which they form a part will be achieved. Any references herein to any of the Company’s past or present investments or its past or present performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Company will be profitable or will equal the performance of these investments. Diversification of an investor’s portfolio does not assure a profit or protect against loss in a declining market. Opinions expressed reflect the current opinions of the Company as of the date appearing in the materials only and are based on the Company’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results. This presentation includes historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL’s business, its financial condition, and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL’s portfolio companies and the general economy; the impact of geopolitical conditions; general economic, political and industry trends and other external factors, and the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K, which is accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Should NCDL’s estimates, projections and assumptions or these other uncertainties and factors materialize in ways that NCDL did not expect, actual results could differ materially from the forward-looking statements in this presentation. All capitalized terms in the presentation have the same definitions as the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. Please see endnotes at the end of this presentation for additional important information.

Past performance is not a guarantee of future results. See endnotes for additional information. 3Nuveen Churchill Direct Lending Corp. | 3Q'26 Highlights Net Investment Income Per Share ($0.38) • Calculated based on WAVG shares outstanding throughout 3Q'26 (No Activity during Q1) • Investment Income decreased ~ (4.2)% QoQ ◦ WAVG Yield, at Cost, decreased to 9.7% from 9.3% QoQ. ◦ Investment Balance flat (Funded debt up 20MM QoQ ( $1.9B O/S from $1.9B O/S). • Expenses decreased 3.3% QoQ primarily driven by decrease in incentive fees (due to cap) Net Income Per Share ($0.32) • Calculated based on WAVG shares outstanding throughout 1Q’25 - no change from 12/31 • Net Investment Income per share of $0.38 • Net realized and unrealized per share $(0.06) ◦ Notable U/R Losses ▪ Spartech ($1.6M /$.03/share) ▪ Covercraft ($1.1M /$.02/share) ▪ Other Watchlist & Management Notice names ($3.0M / $.06/ share) [Spartech and Covercraft excluded] ◦ Realized Gains & Losses ▪ $(3.45) Realized gain three months ended ▪ Losses in Q2’25 were due to restructure of TJC Spartech NAV Per Share ($17.13) • Calculated based on shares outstanding as of 09/30 • Decreases due to NII of $0.38, while distributing $0.38, with net Unrealized & Realized Gain/Losses of $(0.06) Annual ROE on NII (8.8%) Annual ROE on NI (7.5%) • based on shares outstanding as of 09/30 3Q'26 earnings • Net investment income per share: $0.38 (vs. $0.41 in 2Q'26)1 • Net increase in net assets resulting from operations per share: $0.32 (vs. $0.07 in 2Q'26)1 • Net asset value per share: $17.13 (vs. $17.19 at June 30, 2026) • Annualized ROE on net investment income: 8.8%2; annualized ROE on net income: 7.5%3 • Paid a regular distribution of $0.36 and supplemental distribution of $0.02 per share for 3Q'26 on October 27, 2026 Portfolio &  credit quality • Focused on investing in core U.S. middle market companies backed by private equity sponsors • $1.9B portfolio4 invested across 258 portfolio companies with a weighted average asset yield of 9.8%5 ◦ As of September 30, 2026, 43.9% of the total capital commitments in NCDL Senior Loan Fund I LLC were called • Primarily comprised of first lien debt and is well diversified across 25+ industries ◦ 87.1% first lien debt6, 7.6% subordinated debt, 3.1% equity, and 2.2% investments in Joint Venture • Average portfolio company size of 0.4% with the top 10 portfolio companies comprising only 12.4% of the portfolio • Investments in nine portfolio companies on non-accrual representing 1.5% (at fair value) • Weighted average internal risk rating of 4.47 Balance sheet  & liquidity • $1.9B in total assets as of September 30, 2026 • $255M liquidity comprised of cash, cash equivalents and debt capacity8 • 1.23x debt-to-equity ratio (1.17x net debt-to-equity)9 Recent  developments • Declared a fourth quarter regular distribution of $0.36 per share and a supplemental distribution of $0.02 per share to shareholders of record as of December 31, 2026 • $50.0M Share Repurchase Plan: Repurchased 278,294 shares/$3.0M through October 30, 2026 • NII came in at $0.41 per share for the quarter, flat with 1Q'26 ($0.41), comfortably covering the $0.36 regular distribution. • Net income per share was $0.07, down from $0.18 in 1Q'26, driven by elevated realized and unrealized losses of $(0.34) per share. • NAV per share declined to $17.19 from $17.50 at 3/31/26, reflecting the impact of net realized losses on two amended positions and unrealized markdowns on select watchlist credits. • Board declared a 3Q'26 distribution of $0.38 per share ($0.36 regular + $0.02 supplemental), consistent with 2Q'26 payout. • Leverage decreased slightly: gross debt- to-equity at 1.29x (vs. 1.32x in 1Q'26); net debt-to-equity at 1.23x (vs. 1.26x). • Non-accruals increased to 9 companies (1.5% at FV / 2.7% at cost) from 5 companies (0.6% at FV) in 1Q'26 — 4 new additions in the quarter ◦ Safety Infrastructure, Scaled Agile, Smile Brands, Spectrio • Three post-quarter events are key to flag: CLO-III redeemed in full at par ($297.9M), new Joint Venture formed with institutional partner, and additional $100M tap of 2030 Notes (TIAA purchased 100% of issuance).

Past performance is not a guarantee of future results. See endnotes for additional information. 4Nuveen Churchill Direct Lending Corp. | Nuveen Churchill Direct Lending Corp. Overview (NYSE: NCDL) Scaled, publicly-traded business development company with well-diversified, defensively constructed private equity  sponsor backed senior loan-focused portfolio 5.2x $79M 2.3x 9.8% 8.8% Portfolio Company Net Leverage5 Weighted Average Portfolio Company EBITDA6 Interest Coverage Ratio on First Lien Debt7 Weighted Average Asset Yield (FV)8 3Q'26 Distribution Yield9 $1.9B 258 100% 87% 86% Investment Portfolio (FV)1 Portfolio Companies Private Equity Sponsor Backed2 First Lien Debt3 Debt Investments w. Financial Covenants4 EBITDA $79M (vs. $76M in PQ) • Immaterial decrease from the PQ • Interest Coverage 2.3x (2.3x) • Flat from PQ WAVG Asset Yield FV Debt Investment (PQ 10%) WAVG Asset Yield Cost Row Labels (PQ 9.28% ) • TMM spreads flat (4.7% origination) • Rates down (Based on SOFR) (3.98% from 4.29%) Distribution Yield 8.8% (8.9%) - annualization function + lower NAV base Net Leverage 5.2x (4.9x) • Flat QovQ PQ for SV Reference 25 ’Q 4 25 ’Q 4 • Portfolio fair value at $1.9B across 244 portfolio companies in 26 industries — up from 236 companies at 3/31/26. • First lien composition held essentially flat at 89.6% (vs. 89.7% in 1Q'26). • Portfolio company net leverage at 5.2x, interest coverage on first lien loans at 2.5x — coverage increased QoQ from 2.3x. • Weighted average asset yield at FV ticked down marginally to 9.4% from 9.5%. • 2Q'26 distribution yield of 8.9%, reflecting $0.38 total distribution on current market price. • Average position size remains small at 0.4% of portfolio — top 10 = 13.2% of FV. • 86% of debt investments have financial covenants; 100% PE sponsor-backed.

Past performance is not a guarantee of future results. See endnotes for additional information. 5Nuveen Churchill Direct Lending Corp. | Financial Highlights As of Date and For the Three Months Ended (Dollar amounts in thousands, except per share data) Sep 30, 2026 Jun 30, 2026 Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Net Investment Income1 $0.38 $0.41 $0.41 $0.44 $0.43 Net Realized and Unrealized Gains (Losses)1 (0.06) (0.34) (0.23) (0.12) (0.05) Net Increase (Decrease) in Net Assets from Operations1 0.32 0.07 0.18 0.32 0.38 Net Asset Value $17.13 $17.19 $17.50 $17.72 $17.85 Regular Distributions $0.36 $0.36 $0.36 $0.45 $0.45 Supplemental Distributions2 0.02 0.02 0.04 — — Total Distributions $0.38 $0.38 $0.4 $0.45 $0.45 Regular Distribution Yield3 8.3% 8.4% 8.3% 10.1% 10.0% Supplemental Distribution Yield2 0.5% 0.5% 0.9% —% —% Total Distribution Yield4 8.8% 8.9% 9.3% 10.1% 10.0% Total Debt5 $1,042,608 $1,093,517 $1,139,425 $1,114,119 $1,104,812 Net Assets $846,188 $848,965 $864,112 $875,180 $881,485 Debt-to-Equity at Quarter-End 1.23x 1.29x 1.32x 1.27x 1.25x Net Debt-to-Equity at Quarter-End6 1.17x 1.23x 1.26x 1.20x 1.20x Annualized ROE (on Net Investment Income)7 8.8% 9.6% 9.4% 9.8% 9.6% Annualized ROE (on Net Income)8 7.5% 1.7% 4.1% 7.2% 8.4% • NII per share has stabilized: $0.41 in both 1Q'26 and 2Q'26 vs. $0.44 in 4Q'25 and $0.53 in 1Q'25. The year- over-year decline continues to be driven by lower base rates (SOFR). • Total distributions declined from a peak of $0.45 per share in 2025 to $0.38 total ($0.36 regular + $0.02 supplemental) as we re-aligned payout ratio to NII. • Annualized ROE on NII is 9.6% (up from 9.4% in 1Q'26). ROE on net income is 1.7% — the lowest trailing five quarters due to elevated net realized/unrealized losses. • Total debt decreased to $1.09B from $1.14B in 1Q'26, reflecting repayments, lower revolver draw, and positive net debt reduction from strong repayment activity. • NAV has declined each of the last 5 quarters — from $17.72 at 12/31/25 to $17.19 at 6/30/26, a cumulative decline of $0.53/share or ~3%.

Past performance is not a guarantee of future results. See endnotes for additional information. 6Nuveen Churchill Direct Lending Corp. | For the Three Months Ended (Dollar amounts in thousands) Sep 30, 2026 Jun 30, 2026 Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Investment Activity at Par: New Gross Commitments at Par $213,290 $12,081 $82,876 $59,372 $29,236 Investment Fundings1 $134,790 $24,818 $85,359 $80,384 $36,275 Investments Sold or Repaid1 $(192,360) $(67,480) $(65,015) $(84,326) $(61,323) Net Funded (Repaid) Investment Activity $(57,570) $(42,662) $20,344 $(3,942) $(25,048) Gross Commitments at Par: First-Lien Debt $117,754 $5,937 $70,168 $47,538 $22,100 Subordinated Debt2 $— $1,372 $2,144 $5,867 $3,072 Equity Investments $2,786 $4,772 $10,564 $5,967 $4,064 Investments in Joint Venture $92,750 $— $— $— $— Gross Commitments at Par3 $213,290 $12,081 $82,876 $59,372 $29,236 Asset Mix - Gross Commitments at Par: First-Lien Debt 55.2% 49.1% 84.7% 80.1% 75.6% Subordinated Debt —% 11.4% 2.6% 9.9% 10.5% Equity Investments 1.3% 39.5% 12.7% 10.1% 13.9% Investments in Joint Venture 43.5% — — — — New Investment Activity - Selected Metrics: Number of New Investments4 16 15 22 24 10 Weighted Average Annual Interest Rate on new debt and income producing investments at par5 8.9% 9.2% 8.5% 8.8% 9.2% Quarterly Investment Activity Net Funded Investment Activity New Gross Commitments at Par • Quarterly activity which includes par activity of: ◦ incrementals to existing portfolio companies ◦ originations of new portfolio companies Net Investments Funded • Reflects cash activity of: ◦ Incrementals to existing portfolio companies (2.5 million) ◦ Originations of new portfolio companies (57 million) Investments Sold or Repaid Reflects cash activity of: ◦ Sales (2.3 million) - Equity Perennial / Full Paydowns (74 million) ◦ Partial Paydowns (9million) ◦ Total: 84.3M Net Funded (Funded + Sold/Repaid): ( 4 million) New Investment Activity – Selected Metrics Number of New Investments is defined as Number of incremental deals & new origination deals Expected Weighted Average Interest Rate Population includes all new investments Calculation includes WAVG Par utilizing Spread + SOFR for floating & Coupon for fixed Does not incorporate OID TOTAL - 9.2% TMM - 8.99% UMM - 11.18% (Spartech) PEJC - 12.00% • Gross originations were $12.1M in 2Q'26 (vs. $82.9M in 1Q'26) — the intentional pullback reflects: (1) managing leverage toward the upper end of our 1.0–1.25x target range, and (2) timing — deals underwritten in June ultimately closed in July. • Fundings totaled $24.8M; repayments/ sales totaled $67.5M, resulting in net repaid activity of $(42.7)M. • Asset mix of new commitments shifted materially: first lien fell to 49.1% of commitments (vs. 84.7% in 1Q'26) given the low origination volume; equity co-investments represented 39.5% of the smaller commitment pool. • Weighted average interest rate on new debt investments at par was 9.2% — modest increase vs. 8.5% in 1Q'26, consistent with spread stabilization. • Late in 2Q'26 and into July, deal activity picked up materially — platform closed or committed to over 80 transactions totaling ~$4.3B at the Churchill platform level in 2Q'26. • We had full repayments on 3 larger NCDL positions totaling ~$59M. ◦ Trilon Group, Precision Aviation Group, Armstrong Transport Group

Past performance is not a guarantee of future results. See endnotes for additional information. 7Nuveen Churchill Direct Lending Corp. | As of September 30, 2026 the Company’s net asset value per share was $17.13 $17.19 $0.38 $(0.36) $(0.02) $(0.06) $17.13 NAV June 30, 2026 Net investment income Regular distributions from income Supplemental distributions from income Net realized and unrealized gain (loss) NAV September 30, 2026 Net Asset Value Per Share 32 2 Net Investment Income Per Share (Net Investment Income Per Share ($0.38) • Calculated based on WAVG shares outstanding throughout quarter • Investment Income decreased ~ (4) percent QoQ ◦ WAVG Yield, at Cost, decreased to 9.7% from 9.3% at Debt Investment QoQ. ◦ Investment Balance flat (Funded debt down 4.4MM QoQ ( $1.9B O/S from $1.9B O/S • Expenses decreased 3.3% QoQ primarily driven by decrease in interest and debt financing expenses and incentive fees (due to cap) Regular distribution Per Share ($0.45) • Target distribution of $0.45 hit • Undistributed spillover distributable income of ~ $.29 per share (~$14mil) ◦ Investment Balance flat (Funded debt down 4.4MM QoQ ( $1.9B O/S from $1.9B O/S). Net Income Per Share ($0.32) • Calculated based on WAVG shares outstanding throughout 4Q’25 • Net Investment Income per share of $0.38 • Net realized and unrealized per share $(0.06) ◦ Notable U/R Losses ▪ Spartech ($1.6M /$.03/share) ▪ Covercraft ($1.1M /$.02/share) ▪ Other Watchlist & Management Notice names ($3.0M / $.06/share) [Spartech and Covercraft excluded] ◦ Realized Gains & Losses ▪ $(3.45) Realized gain three months ended - primarily due to Perennial Service Group NAV Per Share ($17.13) • Calculated based on shares outstanding as of quarter-end • Decrease mainly due to decrease in valuations Annual ROE on NII (8.8%) Annual ROE on NI (7.5%) • Calculated based on shares outstanding as of 09/30 3 3Q'26: $0.38 total dividend (8.8% dividend yield1) • NII contributed $0.41/share — fully covered the $0.36 regular distribution. • After paying the $0.36 regular + $0.02 supplemental = $0.38 total distribution, the excess NII over distributions was $0.03/share. • Net realized and unrealized losses totaled $(0.34)/share, the primary driver of NAV decline. • Realized losses of $(0.23)/share were driven by amendments on 2 underperforming positions. • Unrealized losses of $(0.11)/share reflect markdowns on select watchlist names, partially offset by reversals from restructured/ amended credits. • Net result: NAV declined from $17.50 to $17.19, a drop of $0.31/ share (-1.8% QoQ).

Past performance is not a guarantee of future results. See endnotes for additional information. 8Nuveen Churchill Direct Lending Corp. | Dividend History D is tri bu tio n pe r S ha re D istribution Yield$0.45 $0.45 $0.36 $0.36 $0.36 $0.04 $0.02 $0.02 10.0% 10.1% 8.3% 8.4% 8.3% 9.3% 8.9% 8.8% Regular distribution per share ($) Supplemental distribution per share ($) Regular annualized distribution yield (%) Total annualized distribution yield (w. supplemental) (%) 3Q'25 4Q'25 1Q'26 2Q'26 3Q'26 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 4.0% 6.0% 8.0% 10.0% 12.0% Declared 4Q’26 Distribution of $0.38 per Share • Regular distribution of $0.36 per share and supplemental distribution of $0.02 per share  • Record date: December 31, 2026 • Payment date: January 28, 2027 21 . • 3Q'26 distribution declared: $0.38 per share ($0.36 regular + $0.02 supplemental). Record date: 9/30/26; payment date: ~10/27/26. • The current framework (regular base + supplemental) reflects the distribution re-alignment we've discussed since IPO — paying out NII in excess of the $0.36 base as a supplemental. • During 2Q'26, we generated 5 cents/share of income above the $0.36 regular distribution; we're distributing 2 cents of that as supplemental, retaining 3 cents for balance sheet. • Total distribution yield of 8.9% at current NAV vs. 9.3% in 1Q'26.

Past performance is not a guarantee of future results. See endnotes for additional information. 9Nuveen Churchill Direct Lending Corp. | As of Date (Dollar amounts in thousands, unless otherwise noted) Sep 30, 2026 Jun 30, 2026 Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Portfolio Highlights Investments, at Fair Value1 $1,862,013 $1,918,917 $1,975,862 $1,962,449 $1,967,882 Number of Portfolio Companies 258 244 236 227 213 Average Position Size, at Fair Value ($) $7,217 $7,864 $8,372 $8,645 $9,239 Average Position Size, at Fair Value (%) 0.4% 0.4% 0.4% 0.4% 0.5% PIK Income as % of Total Investment Income 6.2% 5.4% 6.7% 5.7% 4.6% Portfolio Composition, at Fair Value First-Lien Debt Investments2 87.1% 89.6% 89.7% 89.5% 89.8% Subordinated Debt Investments 7.6% 7.3% 7.5% 8.2% 8.1% Equity Investments 3.1% 3.1% 2.8% 2.3% 2.1% Investments in Joint Venture 2.2% —% —% —% —% Loans by Interest Rate Type, at Fair Value % Floating Rate Debt Investments 93.9% 94.2% 94.0% 94.1% 94.2% % Fixed Rate Debt Investments 6.1% 5.8% 6.0% 5.9% 5.8% Asset Level Yields Weighted Average Yield on Debt and Income Producing Investments, at Cost3 9.7% 9.3% 9.3% 9.5% 9.9% Weighted Average Yield on Debt and Income Producing Investments, at Fair Value2 9.8% 9.4% 9.5% 9.6% 10.0% Portfolio Highlights Portfolio Highlights • Investment fair value decreased by $5.4M ◦ Refer to the activity summarized on Quarterly Investment Activity ◦ MtoM WAVG Valuation decreased by 25 bps. Portfolio Composition • Breakdown based on fair value • Average position size down to 0.4% at fair value (due to smaller participation holds in NCDL & (less so) decrease in fair values • In line with target at 90 / 8 /2. Asset Level Yields • Decrease largely driven by SOFR (3.98% from 4.29%) • Portfolio fair value decreased modestly from $1.976B to $1.919B QoQ, primarily driven by repayments and markdowns on watchlist names. • Number of portfolio companies grew to 244 from 236, continuing our diversification trend. • PIK income as % of total investment income at 5.4%, down from 6.7% in 1Q'26 — reflects timing of PIK accruals on watchlist names. • Floating rate debt at 94.2% of portfolio — essentially unchanged. 99.95% of floating rate investments have SOFR floors. • Weighted average yield at cost: 9.3% (flat QoQ); at FV: 9.4% (vs. 9.5% in 1Q'26).

Past performance is not a guarantee of future results. See endnotes for additional information. 10Nuveen Churchill Direct Lending Corp. | Vo lu m e ($ M illi on s) S pread / Interest R ate / C oupon (% ) $29M $59M $83M $12M $120M $93M 4.7% 4.7% 4.7% 4.8% 4.8% 13.0% 13.0% 10.3% 12.3% 8.6% 8.4% 8.4% 8.5% 8.9% Portfolio Company Commitment ($ Millions) Joint Venture Commitment ($ Millions) # of investments Weighted Avg. Spread (%) Weighted Avg. Coupon (%) Interest rate on floating rate investments (%) 3Q'25 4Q'25 1Q'26 2Q'26 3Q'26 $100M $200M $300M 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% • Closed 17 new investments and 11 add-on investments totaling $213M1 ◦ Inclusive of NCDL’s commitment to Senior Loan Fund I of $93M • 4.8%2 weighted average spread of new floating rate debt investments • No new fixed rate debt investment activity in 3Q’26 3Q'26 Investment Activity 4 Investment Activity (QoQ) 24 15 22 1 10 • The $12M gross origination quarter is a notable step-down vs. $83M in 1Q'26 — this was intentional and temporary, not a structural market- driven issue. • Spread on new floating rate investments was 4.8% — stable and in line with prior quarters, consistent with the primary market stabilizing at 475–500 bps. • Weighted average coupon on new fixed rate investments was 12.3% — higher than 8.4% in 1Q'26, but this reflects a small sample size (limited fixed rate activity). • All-in floating rate on new investments: 8.5% — up slightly from 8.4%, consistent with SOFR ticking up from 3.68% to 3.73%. • As communicated in prepared remarks: July activity has picked up meaningfully and the pipeline is normalizing. 3 16 2

Past performance is not a guarantee of future results. See endnotes for additional information. 11Nuveen Churchill Direct Lending Corp. | 93.9% 6.1% Floating rate debt investments % Fixed rate debt investments % 87.1% 7.6% 3.1% 2.2% First lien debt Subordinated debt Equity Investments in Joint Venture ~87.1%  First lien debt1 Portfolio Overview Portfolio composition by investment type Portfolio composition by interest rate type ~94% Floating rate debt Healthcare & Pharmaceuticals Services: Business Beverage, Food & Tobacco Construction & Building Capital Equipment Services: Consumer High Tech Industries Banking, Finance, Insurance & Real Estate Containers, Packaging & Glass Environmental Industries Other (17) 2 Portfolio composition by Moody’s industry 18.3% 17.0% 8.7% 7.2% 5.8% 4.7% 4.1% 3.8% 3.6% 3.4% 23.3% • Portfolio composition essentially unchanged: ~90% first lien, ~94% floating rate. • First lien comprised of 68.7% traditional first lien / 31.3% unitranche (essentially flat QoQ). • Top industry concentrations remain Healthcare & Pharmaceuticals (18.8%) and Services: Business (16.0%), together ~35% of portfolio. • Software exposure remains limited at approximately 2.4% of FV — this includes only borrowers whose business model reflects the operating characteristics of a software company; technology-adjacent companies (MSPs, systems integrators) are excluded from this estimate. • Beverage, Food & Tobacco (8.1%) and Construction & Building (7.2%) are next largest sectors.

Past performance is not a guarantee of future results. See endnotes for additional information. 12Nuveen Churchill Direct Lending Corp. | NCDL Senior Loan Fund I LLC 2.2% Portfolio Overview - Diversification Top 10  represents 12.4%  of investment  portfolio1 Portfolio company  Moody’s industry % of fair value S&S Truck Parts Automotive 1.6 % Insulation Technology Group Energy: Electricity 1.5 % Firstcall Mechanical Group Capital Equipment 1.4 % Kenco Transportation: Cargo 1.2 % GHR Healthcare Healthcare & Pharmaceuticals 1.2 % Specialized Packaging Group (SPG) Containers, Packaging & Glass 1.2 % Good2Grow Containers, Packaging & Glass 1.2 % Mobile Communications America Inc Telecommunications 1.1 % Ascend Banking, Finance, Insurance & Real Estate 1.0 % TIDI Products Healthcare & Pharmaceuticals 1.0 % Others (248) Average portfolio company size of 0.4%, with the top 10 comprising only 12.4%1 of the portfolio (at fair value) • Top 10 holdings: S&S Truck Parts, Firstcall Mechanical Group, Insulation Technology Group, Good2Grow, Kenco, Specialized Packaging Group, GHR Healthcare, Mobile Communications America, Leo Facilities, Gannett Fleming. • Largest single position is S&S Truck Parts at 1.6% — unchanged QoQ . • Note QoQ changes vs. 1Q'26: Trilon Group dropped out of the top 10 (repaid); Insulation Technology Group moved up; Gannett Fleming re- entered the list. • Top 10 = 13.2% of FV, consistent with 1Q'26 — concentration remains tightly controlled. • Average position size: 0.4% (0.41% of FV, $7.9M per company).

Past performance is not a guarantee of future results. See endnotes for additional information. 13Nuveen Churchill Direct Lending Corp. | Net interest margin of 415 bps1 as of the quarter ended September 30, 2026 Net Interest Margin 6.2% 6.0% 6.2% 6.6% 6.5% 6.5% 6.8% 6.7% 6.7% 7.9% 9.6% 10.6% 11.0% 11.4%11.6%11.7%11.6%11.3% 10.9% 10.3%10.1%10.1% 9.9% 9.5% 9.3% 9.3% 9.7% 4.1% 3.1% 2.8% 2.7% 3.8% 3.2% 2.7% 2.9% 2.7% 3.0% 4.5% 6.0% 6.8% 7.2% 7.5% 7.4% 7.7% 7.7% 7.7% 7.2% 6.6% 6.6% 6.6% 6.2% 5.9% 5.7% 5.7% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% 4.3% 4.3% 4.3% 4.0% 3.7% 3.7% 3.7% 4.1% 6.3% 6.3% 6.3% 6.7% 6.5% 6.5% 6.8% 6.7% 6.8% 8.0% 9.8% 10.9% 11.4% 11.7%11.9%11.9% 11.7% 11.4% 10.9% 10.4%10.2%10.2%10.0% 9.6% 9.5% 9.4% 9.8% 1.5% 0.6% 0.3% 0.2% 0.2% 0.2% 0.1% 0.2% 0.5% 1.5% 3.0% 4.5% 4.9% 5.4% Weighted avg. yield on debt and income producing investments, at cost Avg. cost of debt 3 Month term secured overnight financing rate ("SOFR") Weighted avg. yield on debt and income producing investments, at fair value 3 Month London interbank offered rate ("LIBOR") Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4'25 Q1'26 Q2'26 Q3'26 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 3 • Net interest margin of 369 bps as of the year ended 6/30/26 (trailing twelve months), up modestly from 356 bps at 3/31/26 — driven by the benefit of the CLO-II refinancing flowing through cost of debt. • Weighted average yield at FV: 9.4% in 2Q'26 (vs. 9.5% in 1Q'26 and 9.6% in 4Q'25) — yield compression continues to moderate. • Average cost of debt at 3.7% — essentially flat with 1Q'26. The CLO- III redemption and $100M unsecured note tap (pro forma, post quarter) will improve this further, with unsecured notes at ~41% of outstanding debt on a pro forma basis. • Pro forma weighted average cost of debt post CLO-III redemption and 2030 Note tap: S+1.88%. • SOFR remains stable: 3Q'26 forward curve shows potential for rate hikes, which would be supportive for NII if it materializes. 2 2

Past performance is not a guarantee of future results. See endnotes for additional information. 14Nuveen Churchill Direct Lending Corp. | Internal Risk Rating Portfolio risk ratings ($ thousands) Rating Definition Rating Definition 1 Performing – Superior 6 Watch List – Low Maintenance 2 Performing – High 7 Watch List – Medium Maintenance 3 Performing – Low Risk 8 Watch List – High Maintenance 4 Performing – Stable Risk (Initial Rating Assigned at Origination) 9 Watch List – Possible Loss 5 Performing – Management Notice 10 Watch List – Probable Loss September 30, 2026 June 30, 2026 March 31, 2026 December 31, 2025 Fair Value % of  Portfolio # of  Portfolio  Companies Fair Value % of  Portfolio # of  Portfolio  Companies Fair Value % of  Portfolio # of  Portfolio  Companies Fair Value % of  Portfolio # of  Portfolio  Companies 1 $ — — % — $ — — % — $ — — % — $ — — % — 2 — — — — — — — — — — — — 3 112,014 6.0 11 110,570 5.8 9 100,366 5.1 7 95,983 4.9 5 4 1,303,942 70.0 181 1,414,550 73.7 179 1,506,149 76.2 178 1,510,150 77.0 173 5 230,471 12.4 32 186,639 9.7 24 203,959 10.3 24 198,368 10.1 24 6 162,350 8.7 20 150,639 7.9 18 118,779 6.0 16 119,513 6.1 17 7 30,088 1.6 6 32,158 1.7 6 26,637 1.4 5 27,735 1.4 5 8 9,905 0.5 4 6,091 0.3 4 14,940 0.8 5 8,020 0.4 2 9 — — — — — — — — — 2,680 0.1 1 10 13,243 0.7 4 18,270 0.9 4 5,032 0.3 1 — — — Total $ 1,862,013 100.0% 258 $ 1,918,917 100.0% 244 $ 1,975,862 100.0% 236 $ 1,962,449 100.0% 227 WA Risk Rating 4.4 4.3 4.3 4.2 • Weighted average risk rating of 4.4 • Nine portfolio companies on non-accrual representing 1.5% (at fair value) and 2.6% (at cost)  • One portfolio company was placed on non-accrual during 3Q'26 • One portfolio company was removed from non-accrual during 3Q’26 • Weighted average risk rating: 4.3 (unchanged from 1Q'26; initial rating at origination is 4.0). • 9 portfolio companies on non-accrual at 6/30/26, representing 1.5% at FV / 2.7% at cost (vs. 5 companies / 0.6% FV at 3/31/26). • 4 new non-accrual additions in 2Q'26: Safety Infrastructure (Last Out), Scaled Agile, Smile Brands (2L), Spectrio — aggregate cost $33.3M, aggregate FV $18.7M. • Watchlist (ratings 6+) increased to 10.8% of FV from 8.3% at 3/31/26 — driven by company-specific situations, not broad-based deterioration. • 13 downgrades and 2 upgrades in the quarter. Downgrades concentrated in names facing idiosyncratic operating pressures. • Despite the uptick, non-accrual and watchlist levels remain consistent with the Churchill platform overall and are below long-term BDC industry averages.

Past performance is not a guarantee of future results. See endnotes for additional information. 15Nuveen Churchill Direct Lending Corp. | Financing Overview C om m itt ed ($ M s) $400 $534 $325 Unsecured Notes CLOs Corporate Revolver 2026 2027 2028 2029 2030 and beyond $— $500 $1,000 $1,500 Key Highlights NCDL’s Investment Grade Ratings Stated Maturity BBB Stable Baa3 Stable Funding Source Debt Commitment Outstanding Par Amount Available Reinvestment Period Maturity Interest Rate Securitizations CLO-I $320.6 M $320.6 M N/A April 20, 2030 April 20, 2038 S + 1.43%1 CLO-II $213.0 M $213.0 M N/A January 20, 2031 January 20, 2039 S + 1.44%1 Unsecured Notes 2030 Notes $400.0 M $400.0 M N/A N/A March 15, 2030 S + 2.36%2 Bank Facility Corporate Revolver 3 $325.0 M $109.0 M $216.0 M October 4, 2028 October 4, 2029 S + 2.00% Total / Weighted average $1,258.6M $1,042.6M $216.0M S + 1.87%4 • Diversified funding profile including: collateralized loan obligations (CLOs), unsecured notes, and a revolving credit facility • Ample liquidity of $255.1M through cash & debt capacity; no near term debt maturities • Redeemed CLO-III on July 7, 2026, with an aggregate principal balance of $297.9M5 • Issued an additional $100M of the existing 2030 Notes on July 10, 2026, with our parent company TIAA purchasing 100% of the Notes ◦ In connection with the issuance, entered into an interest rate swap with a $100M notional, effective September 15, 2026 and maturing March 15, 2030, receiving a fixed rate of 6.65% and paying a floating rate of S + 2.55% • The unsecured notes represent 38%6 of the Company’s outstanding debt as of September 30, 2026 • Well-diversified liability structure: CLO-I + CLO-II + CLO-III (being redeemed post quarter) + 2030 Unsecured Notes + Corporate Revolver. • As of 6/30/26: $1.09B outstanding, $278.5M available on revolver — total liquidity of $324M (including cash). • No near-term debt maturities. Next maturity is the Corporate Revolver in October 2029. • Post-quarter events: CLO-III redeemed ($297.9M) on 7/7/26; $100M additional 2030 Notes issued 7/10/26. On a pro forma basis: unsecured notes = 41% of outstanding debt and WA cost of debt = S+1.88%. • Interest rate swap in place on the $300M original 2030 Notes (receive 6.65% fixed, pay S+2.3015%). Additional $100M swap entered at S+2.55%. • The JV (NCDL Senior Loan Fund I LLC) entered into a $231M senior secured credit facility with PNC. Portfolio of ~$148.9M of first lien loans transferred from NCDL to JV on 7/9/26. JV will not be consolidated.. • CLO III Deferred Cost as of 6/30 $722k ~1.5 cents per share impact to Q3 NII

Past performance is not a guarantee of future results. See endnotes for additional information. 16Nuveen Churchill Direct Lending Corp. | Overview of NCDL Senior Loan Fund I LLC Joint Venture 100.0% First lien debt ~100%  First lien debt Portfolio composition by investment type NCDL’s Joint Venture Overview Healthcare & Pharmaceuticals Services: Business Construction & Building Beverage, Food & Tobacco Capital Equipment Environmental Industries Telecommunications Containers, Packaging & Glass High Tech Industries Services: Consumer Other (12) Portfolio composition by Moody’s industry 23.1% 17.9% 6.2% 6.0% 6.0% 5.2% 4.7% 4.7% 4.0% 3.9% 18.3% • Similar investment strategy and portfolio allocation to NCDL • Key terms of the Joint Venture ◦ Equity ownership: 87.5% NCDL / 12.5% JV partner • Portfolio and key stats: ◦ Fair value of investments: $147.5M ◦ Weighted average yield, at fair value: 9.2% ◦ Debt-to-equity ratio: 2.25x1 ◦ Annualized return on NCDL’s investment: 13.6%2 • Portfolio composition essentially unchanged: ~90% first lien, ~94% floating rate. • First lien comprised of 68.7% traditional first lien / 31.3% unitranche (essentially flat QoQ). • Top industry concentrations remain Healthcare & Pharmaceuticals (18.8%) and Services: Business (16.0%), together ~35% of portfolio. • Software exposure remains limited at approximately 2.4% of FV — this includes only borrowers whose business model reflects the operating characteristics of a software company; technology-adjacent companies (MSPs, systems integrators) are excluded from this estimate. • Beverage, Food & Tobacco (8.1%) and Construction & Building (7.2%) are next largest sectors. NCDL Senior Loan Fund I LLC is a Joint Venture between NCDL and an unaffiliated institutional investor, established for the purpose of making portfolio company investments, focused primarily on first-lien senior secured debt

Quarterly Statements of Financial Condition

	As of Date				
(Amounts in thousands, except share and per share data)	**Sep 30, 2026**	**Jun 30, 2026**	**Mar 31, 2026**	**Dec 31, 2025**	**Sep 30, 2025**
Assets					
Investments, at fair value	$1,862,013	$1,918,917	$1,975,862	$1,962,449	$1,967,882
Cash & cash equivalents	39,113	45,755	50,400	62,482	46,333
Interest receivable	11,385	13,491	14,253	13,728	16,136
Derivative asset, at fair value	—	8,534	7,500	14,965	11,057
Receivable for investments sold	336	838	352	518	585
Collateral due from broker	6,870	—	—	—	—
Receivable from controlled/affiliate investments	1,269	—	—	—	—
Other assets and prepaid expenses	368	409	331	327	413
Total assets	**$1,921,354**	**$1,987,945**	**$2,048,698**	**$2,054,469**	**$2,042,405**
Liabilities					
Debt, net of deferred financing and issuance costs and unamortized discount	$1,027,584	$1,088,504	$1,137,789	$1,115,052	$1,105,673
Payable for investments purchased	5,133	—	—	—	—
Interest payable	7,030	14,359	8,391	15,350	10,977
Incentive fees payable	2,812	646	1,535	2,809	3,293
Management fees payable	4,821	4,933	4,940	5,048	5,128
Derivative liability, at fair value	7,083	—	—	—	—
Collateral due to broker	—	9,190	7,000	14,750	10,410
Distributions payable	18,768	18,743	19,755	22,224	22,224
Directors' fees payable	142	142	142	156	156
Accounts payable and accrued expenses	1,793	2,462	5,035	3,899	3,059
Total liabilities	**$1,075,166**	**$1,138,979**	**$1,184,587**	**$1,179,289**	**$1,160,920**
Total net assets	**$846,188**	**$848,965**	**$864,112**	**$875,180**	**$881,485**
Total liabilities and net assets	**$1,921,354**	**$1,987,945**	**$2,048,698**	**$2,054,469**	**$2,042,405**
Net asset value per share	**$17.13**	**$17.19**	**$17.50**	**$17.72**	**$17.85**
Debt to equity at quarter-end	**1.23x**	**1.29x**	**1.32x**	**1.27x**	**1.25x**
Net debt to equity at quarter-end	**1.17x**	**1.23x**	**1.26x**	**1.20x**	**1.20x**
Shares outstanding, end of period	**49,387,065**	**49,387,065**	**49,387,065**	**49,387,065**	**49,387,065**

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. | 17

Quarterly Operating Results

(Amounts in thousands, except share and per share data)	For the Three Months Ended Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Investment income					
Interest income	$39,998	$41,810	$42,862	$46,611	$48,227
PIK income	2,714	2,391	3,122	2,870	2,369
Dividend income	780	—	—	—	286
Other income	182	129	274	554	224
Total investment income	**43,674**	**44,330**	**46,259**	**50,034**	**51,106**
Expenses					
Interest and debt financing expenses	15,639	16,565	17,749	17,947	19,206
Management fees	4,821	4,933	4,940	5,048	5,128
Incentive fees on net investment income	2,812	646	1,535	2,809	3,293
Professional fees	665	1,007	763	836	709
Directors' fees	142	142	162	156	156
Administrative fees	252	593	680	606	659
Other general and administrative expenses	567	223	386	802	569
Total expenses	**24,898**	**24,109**	**26,215**	**28,204**	**29,719**
Net investment income	**18,776**	**20,220**	**20,043**	**21,830**	**21,387**
Excise taxes	—	—	—	186	—
Net investment income after excise taxes	**18,776**	**20,221**	**20,043**	**21,644**	**21,387**
Realized and unrealized gain (loss) on investments:					
Total net realized gain (loss), net of income tax	**(4,014)**	**(11,261)**	**(3,289)**	**2,065**	**1,521**
Total net change in unrealized appreciation (depreciation), net of income tax	**1,229**	**(5,366)**	**(8,068)**	**(7,790)**	**(4,249)**
Total net realized and unrealized gain (loss) on investments	**(2,785)**	**(16,627)**	**(11,357)**	**(5,725)**	**(2,728)**
Net increase (decrease) in net assets resulting from operations	**$15,991**	**$3,594**	**$8,686**	**$15,919**	**$18,659**
Weighted average shares outstanding for the period	**49,387,065**	**49,387,065**	**49,387,065**	**49,387,065**	**49,403,696**

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. | 18

Past performance is not a guarantee of future results. See endnotes for additional information. 19Nuveen Churchill Direct Lending Corp. | Our website www.NCDL.com Investor relations NCDL-IR@churchillam.com Contact Us

Past performance is not a guarantee of future results. See endnotes for additional information. Endnotes 20Nuveen Churchill Direct Lending Corp. | Slide 4: Nuveen Churchill Direct Lending Corp. Overview 1 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.0B which includes $171.3M of unfunded debt investment commitments. 2 On a look-through basis, 100% of the Company’s investments are sponsor-backed private equity investments. This includes a look-through to the Joint Venture, whose underlying investments are entirely sponsor-backed. 3 First lien debt represents 87.1% of the Company’s investments at fair value. On a look-through basis, incorporating the Joint Venture — which is 100% first lien debt — total first lien debt exposure increases to 89.1%. 4 Represents the percentage of debt investments with one or more financial maintenance covenants. Includes debt investments held directly by the Company only and excludes the Joint Venture, which is not included on a look-through basis. 5 Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which the Company is a lender. Leverage is derived from the most recently available portfolio company financial statements, and weighted by the fair value of each investment as of September 30, 2026. Net leverage presented is based on investments held directly by the Company and excludes the Joint Venture, which is not included on a look-through basis. It also excludes equity investments as well as debt instruments to which the Company’s investment adviser has assigned an internal risk rating of 8 or higher, and any portfolio companies with net leverage of 15x or greater. 6 Weighted based on fair value of private debt investments as of September 30, 2026 for which fair value is determined in good faith by the Company’s investment adviser, as the valuation designee, subject to the oversight of the Company’s board of directors, and excludes quoted assets. The calculation includes investments held directly by the Company only and excludes the Joint Venture, which is not included on a look-through basis. Amounts are weighted based on fair value of each respective investment as of its most recent quarterly valuation, which are derived from the most recently available portfolio company financial statements. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by the Company and may reflect a normalized or adjusted amount. Accordingly, the Company makes no representation or warranty in respect of this information. 7 The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Company’s investment adviser, and is a weighted average based on the fair market value of each respective first lien loan investment as of its most recent reporting to lenders. The calculation includes investments held directly by the Company only and excludes the Joint Venture, which is not included on a look-through basis. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest coverage ratio excludes junior capital investments and equity co-investments, and applies solely to traditional middle market first lien loans held by the Company, which also excludes any upper middle market or other first lien loan investments that do not have financial maintenance covenants, and first lien debt investments that the Company’s investment adviser has assigned an internal risk rating of ‘8’ or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 72.29% of our total investments, and 82.97% of our total first lien loan investments, in each case based upon fair value as of September 30, 2026. 8 Weighted average asset yield is calculated on our debt and income-producing investments at cost and, where applicable, fair value. The yield is before fees and expenses of the Company and its subsidiaries, is not a measure of shareholder return, and actual yields over the life of each investment may differ materially. Yields on debt investments use effective interest rates as of quarter end, including accretion of original issue discount, and exclude investments on non-accrual. For non-stated rate income-producing investments, including NCDL Senior Loan Fund I LLC (“Senior Loan Fund I” or “Joint Venture”), yield is calculated based on the trailing twelve-month income divided by ending cost or fair value; where that income is unavailable or unrepresentative, it is annualized. Including investments on non-accrual, the weighted average asset yield as of September 30, 2026 was 9.40% at cost and 9.65% at fair value, respectively. 9 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. Note: All information is as of September 30, 2026, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 3 3Q'26 Highlights 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page 18, for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Annualized return on equity (“ROE”) on net investment income is calculated based on quarterly NII divided by quarter- end net asset value (“NAV”). 3 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end NAV. 4 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.0B which includes $171.3M of unfunded debt investment commitments. 5 Weighted average asset yield is calculated on our debt and income-producing investments at cost and, where applicable, fair value. The yield is before fees and expenses of the Company and its subsidiaries, is not a measure of shareholder return, and actual yields over the life of each investment may differ materially. Yields on debt investments use effective interest rates as of quarter end, including accretion of original issue discount, and exclude investments on non-accrual. For non-stated rate income-producing investments, including NCDL Senior Loan Fund I LLC (“Senior Loan Fund I” or “Joint Venture”), yield is calculated based on the trailing twelve-month income divided by ending cost or fair value; where that income is unavailable or unrepresentative, it is annualized. Including investments on non-accrual, the weighted average asset yield as of September 30, 2026 was 9.40% at cost and 9.65% at fair value, respectively. 6 First lien debt represents 87.1% of the Company’s investments at fair value. On a look-through basis, incorporating the Joint Venture — which is 100% first lien debt — total first lien debt exposure increases to 89.1%. 7 Investments are assigned an initial internal risk rating of 4.0 at origination. 8 Represents the amount available under the revolving credit facility of $216.0M and cash and cash equivalents of $39.1M. 9 The net debt to equity ratio is net of cash and cash equivalents.

Past performance is not a guarantee of future results. See endnotes for additional information. Endnotes 21Nuveen Churchill Direct Lending Corp. | Note: All information is as of September 30, 2026, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 5: Financial Highlights 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page 18, for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Supplemental Distribution Yield is the supplemental distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 3 Regular Distribution Yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 4 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. 5 Total debt outstanding represents the principal amount outstanding as of quarter end. 6 The net debt to equity ratio is net of cash and cash equivalents. 7 Annualized return on equity (“ROE”) on net investment income is calculated based on quarterly NII divided by quarter- end net asset value (“NAV”). 8 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end NAV. Slide 6: Quarterly Investment Activity 1 Represents the total amount of cash activity for the purchase of investments and the proceeds from principal repayments and sales of investments. For the quarter ended September 30, 2026, investment fundings include $40.7 million funded by the Company to the Joint Venture. Investments sold or repaid include $148.9 million of investments sold at fair value to the Joint Venture. 2 Subordinated Debt is comprised of second lien term loans and/or second lien notes, mezzanine debt, and structured debt. See “Investments” in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2026. 3 Gross commitments include unfunded investment commitments. 4 Number of new investments reflects new investments in portfolio companies and excludes the investment in the Joint Venture. 5 The weighted average interest rate is calculated using the effective interest rate for floating rate and fixed rate debt investments in portfolio companies, and excludes the investments in Joint Venture. The effective interest rate for floating rate investments utilizes the applicable margin plus the greater of the 3-Month base rate (SOFR), or base rate floor. SOFR as of September 30, 2026 was 4.08%. The effective interest rate for fixed rate debt investments utilizes the investment coupon. Slide 7: Net Asset Value Per Share 1 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. 2 The per share data was derived by using the weighted average shares outstanding for the three months ended September 30, 2026. 3 The per share data for distributions reflects the actual amount of distributions declared for the three months ended September 30, 2026. Slide 8: Dividend History 1 Regular Distribution Yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 2 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. Slide 9: Portfolio Highlights 1 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.0B which includes $171.3M of unfunded debt investment commitments. 2 First lien debt represents 87.1% of the Company’s investments at fair value. On a look-through basis, incorporating the Joint Venture — which is 100% first lien debt — total first lien debt exposure increases to 89.1%. 3 Weighted average asset yield is calculated on our debt and income-producing investments at cost and, where applicable, fair value. The yield is before fees and expenses of the Company and its subsidiaries, is not a measure of shareholder return, and actual yields over the life of each investment may differ materially. Yields on debt investments use effective interest rates as of quarter end, including accretion of original issue discount, and exclude investments on non-accrual. For non-stated rate income-producing investments, including NCDL Senior Loan Fund I LLC (“Senior Loan Fund I” or “Joint Venture”), yield is calculated based on the trailing twelve-month income divided by ending cost or fair value; where that income is unavailable or unrepresentative, it is annualized. Including investments on non-accrual, the weighted average asset yield as of September 30, 2026 was 9.40% at cost and 9.65% at fair value, respectively. Slide 10: Investment Activity 1 New investments reported at par excludes draws on existing unfunded investment commitments and partial paydowns. 2 The weighted average spread is calculated based on par amount for debt investments in portfolio companies only, and excludes the investment in the Joint Venture. 3 Weighted average coupon is calculated based off of par amount. 4 Interest rate utilizes the average spread plus the greater of 3-Month base rate (i.e. SOFR), or base rate floor, if applicable for each respective transaction. SOFR as of 3Q'25, 4Q'25, 1Q'26, 2Q'26, and 3Q'26 was 3.98%; 3.65%, 3.68%, 3.73%, and 4.08%. Interest rate on floating rate investments is calculated based on par amount for debt investments in portfolio companies only, and excludes the Joint Venture, both on a look-through basis and as an investment held by the Company.

Past performance is not a guarantee of future results. See endnotes for additional information. Endnotes 22Nuveen Churchill Direct Lending Corp. | Note: All information is as of September 30, 2026, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 11: Portfolio Overview 1 First lien debt represents 87.1% of the Company’s investments at fair value. On a look-through basis, incorporating the Joint Venture — which is 100% first lien debt — total first lien debt exposure increases to 89.1%. 2 First lien debt is comprised of 66.78% traditional first lien positions and 33.22% unitranche positions. Slide 12: Diversification 1 The ten largest portfolio companies represent 12.4% of the portfolio at fair value. The Joint Venture, the Company's largest investment, is excluded and not reflected on a look-through basis. Slide 13: Net Interest Margin 1 Net Interest Margin is calculated based on the weighted average yield on debt and income producing investments at fair value minus average cost of debt. 2 Weighted average asset yield is calculated on our debt and income-producing investments at cost and, where applicable, fair value. The yield is before fees and expenses of the Company and its subsidiaries, is not a measure of shareholder return, and actual yields over the life of each investment may differ materially. Yields on debt investments use effective interest rates as of quarter end, including accretion of original issue discount, and exclude investments on non-accrual. For non-stated rate income-producing investments, including NCDL Senior Loan Fund I LLC (“Senior Loan Fund I” or “Joint Venture”), yield is calculated based on the trailing twelve-month income divided by ending cost or fair value; where that income is unavailable or unrepresentative, it is annualized. Including investments on non-accrual, the weighted average asset yield as of September 30, 2026 was 9.40% at cost and 9.65% at fair value, respectively. 3 Average cost of debt is calculated as actual amount of expenses incurred on debt obligations including interest expense, unused fees (if any), and the effect of the interest rate swap relating to the 2030 Notes, divided by daily average of total debt obligations. 00099010 Slide 15: Financing Overview 1 Interest rates represent the weighted average spread over 3-month SOFR for the various floating rate tranches of issued notes within the CLO vehicles. 2 In connection with the 2030 Notes offerings, the Company entered into an interest rate swap to continue to align the interest rates of our liabilities with our investment portfolio, which consists of predominately floating rate loans. The interest rate gives effect to the interest rate swaps relating to the 2030 Notes. See "Derivatives" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2026. The spread for the 2030 Notes reflects the weighted average of the interest rate swap spreads across the original $300.0 million offering (S + 2.30%) and the subsequent $100.0 million additional issuance (S + 2.55%). 3 Refer to “Borrowings” in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2026. 4 Financing facility pricing spread is based on total commitment amount. SOFR base rate tenors may differ between financing sources. 5 Represents total principal balance inclusive of accrued and unpaid interest. 6 Unsecured notes as a percentage of outstanding debt is calculated as the aggregate principal amount of the Company's unsecured notes outstanding, divided by the aggregate principal amount of the Company's total outstanding debt as of September 30, 2026. Slide 16: NCDL Senior Loan Fund I 1 The debt to equity ratio for Senior Loan Fund I reflects only debt outstanding under its third-party financing facility. 2 Annualized return on the Company's investment in Senior Loan Fund I is calculated as total income received by the Company from the Joint Venture, including interest, dividends and servicing fees, divided by the Company's funded capital (cost), annualized.